UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2006

Globix Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-14168	13-3781263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

139 Centre Street, New York, New York	10013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (212) 334-8500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 18, 2006, Globix Corporation, a Delaware corporation ("Globix"), extended the term of its Employment Agreement with Ted S. Lodge, the Executive Chairman and Chairman of the Board of Directors of Globix, for another year, through October 31, 2007. All other arrangements under the existing Employment Agreement will continue unchanged.

Item 8.01 Other Events

On October 23, 2006, Globix repaid all of the $5 million outstanding principal amount of, plus accrued and unpaid interest on, the 9% Senior Secured Notes of Globix. No premium or penalty was associated with this prepayment.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Letter agreement, dated October 18, 2006 between Globix Corporation and Ted S. Lodge, extending the term of the Employment Agreement, dated as of October 31, 2005, between Globix Corporation and Ted S. Lodge

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2006	Globix Corporation

By: /s/ Gene M. Bauer
	Name: Title:	Gene M. Bauer Senior Vice President General Counsel and Corporate Secretary